EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

To the Shareholders of
Gilat Satellite Networks Ltd.

As independent public accountants for StarBand Communications Inc., we hereby consent to the incorporation by reference to this Registration Statement on Form S-8 of our report dated January 19, 2005, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2004 and any and all reference to our firm in this Registration Statement.

/s/ MAYER HOFFMAN MCCANN P.C.
MAYER HOFFMAN MCCANN P.C.
Bethesda, Maryland

March 14, 2005